Exhibit (a)(ii) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K


                              FEDERATED CORE TRUST



                                 Amendment No. 1

                              DECLARATION OF TRUST

                              dated August 21, 1996



     THIS Declaration of Trust is amended as follows:

     Delete the first paragraph of Section 1 of Article XII from the Declaration of Trust and substitute in its place the following:

           "Section 1.  Indemnification of Investors.

            Each Investor of any Series shall not be liable for any debt, claim, action, demand, suit, proceeding, judgment, decree, liability or obligation of any kind, against or with respect to the Trust or any Series arising out of any action taken or omitted for or on behalf of the Trust or such Series."

     The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 2nd day of February, 1998.



     WITNESS the due execution hereof this 23rd day of February, 1998.



/s/ John F. Donahe                  /s/ Edward L. Flaherty, Jr.
John F. Donahue                     Edward L. Flaherty, Jr.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ John E. Murray, Jr.
John T. Conroy, Jr.                 John E. Murray, Jr.

/s/ William J. Copeland             /s/ Wesley W. Posvar
William J. Copeland                 Wesley W. Posvar

/s/ James E. Dowd                   /s/ Marjorie P. Smuts
James E. Dowd                       Marjorie P. Smuts

/s/ Lawrence D. Ellis, M.D.
Lawrence D. Ellis, M.D.


                             Federated Core Trust



                               Amendment No. 2

                         to the Declaration of Trust

                            dated August 21, 1996



            This Declaration of Trust is amended as follows:

            Strike Section 5 of Article III and replace it with the following:

            Section 5. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Article XIII, Section 7, inter alia, to establish and designate any additional Series or to modify the rights and preferences of any existing Series, the Series shall be, and are established and designated as, High-Yield Bond Portfolio and Federated Mortgage Core Portfolio.

            The undersigned hereby certify that the above Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees by Unanimous Consent on the 25th day of January, 1999.



            WITNESS the due execution hereof this 26th day of January, 1999.



/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
Thomas G. Bigley                    Peter E. Madden

/s. John t. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ William J. Copeland             /s/ Marjorie P. Smuts
William J. Copeland                 Marjorie P. Smuts

/s/ John F. Cunningham              /s/ John S. Walsh
John F. Cunningham                  John S. Walsh


                             FEDERATED CORE TRUST



                               Amendment No. 3

                                    to the

                             DECLARATION OF TRUST



                            Dated August 21, 1996



            THIS Declaration of Trust is amended as follows:

A. Strike the first sentence of Section 4 of Article XIII from the Declaration of Trust and substitute in its place the following:

            Section 5. Offices of the Trust, Filing of Copies, Headings, Counterparts. The Trust shall maintain a usual place of business in Massachusetts, which shall be determined by the Trustees, and shall continue to maintain an office at such address unless changed by the Trustees to another location in Massachusetts.

            The undersigned, Vice President, hereby certifies that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 17th day of May, 2000.



            WITNESS the due execution hereof this 17th day of May, 2000.





                                    /s/ Richard B. Fisher
                                    Richard B. Fisher, Vice President